EXHIBIT 9
                                                                   DRAFT






                             ADMINISTRATION AGREEMENT



                   Agreement dated as of          , 1993 between State
         Street Bank and Trust Company, a Massachusetts trust company (the "Bank") and SBI Fund, Inc. (the "Fund").

                   WHEREAS, the Bank provides certain administrative and other services to investment companies and others; and

                   WHEREAS, the Fund desires to retain the Bank to ren-der certain administrative and other services with respect to the Fund and the Bank is willing to render such services on the terms and conditions hereinafter set forth.

                   NOW, THEREFORE, the parties hereto agree as follows:

         1.   Appointment of Bank

                   The Fund hereby appoints the Bank to act as adminis-trator with respect to the Fund for purposes of providing cer-tain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein and to provide the office facilities and the personnel required by it to per-form such services. In connection with such appointment, the Fund will deliver to the Bank copies of each of the following documents and will deliver to it all future amendments and sup-plements, if any:

                   A. Certified copies of the Agreement and Articles of Incorporation as presently in effect and as amended from time to time;

                   B. The Fund's most recent registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission, and ail amendments thereto;

                   C. Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares;

                   D. Certified copies of the resolutions of the Fund's Board of Directors authorizing: (1) this Agreement, (2) certain officers and trustees of the Fund to give instructions to the Bank pursuant to this Agreement and (3) certain officers and employees of the Fund to sign checks and pay expenses on behalf of the Fund, respectively;

                   E.   A copy of the Management Agreement;







                   F. A copy of the Investment Advisor Agreement between the Fund and the Advisor;

                   G    A copy of the Custodian Agreement between the
         Fund and its custodian;

                   H. A copy of the Transfer Agency and Registrar Agreement between the Fund and its transfer agent; and

                   I. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem neces-sary or appropriate in the proper performance of its duties.

         2.   Representation and Warranties of the Bank

                   The Bank represents and warrants to the Fund that:

                   A. It is a Massachusetts trust company, duly orga-nized and existing in good standing under the laws of the Com-monwealth of Massachusetts;

                   B. It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

                   C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

                   D. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


         3.   Authorized Shares

                   The Fund certifies to the Bank that, as of the close of business on the date of this Agreement, the Fund is autho-rized to issue shares of beneficial interest, and that it would initially offer shares in the authorized amounts as set forth in Schedule A attached hereto.


         4.   Administration Services

                   The Bank shall discharge the responsibilities set forth in Schedule B hereof subject to the control of the Fund in accordance with procedures established from time to time between the Fund and the Bank.


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                   It is the responsibility of the Fund and/or its legal
         counsel and accountants no notify the Bank in a timely manner of any change to any rule, regulation, law or statute that will affect the services to be provided hereunder. The Bank and the Fund agree that all services provided hereunder are subject to review and correction by the Fund's accountants and/or legal counsel and the services provided by Bank shall not constitute the practice of public accountancy or law.


         5.   Services to be Obtained by the Fund

                   The Fund shall provide for any of its own:

                   A.   Organizational expenses;

                   B.   Services of an independent accountant;

                   C. Services of outside legal and tax counsel (in-cluding such counsel's review of the Fund's registration state-ment, proxy materials, federal and state tax qualification as a regulated investment company, and other reports and materials prepared by the Bank under this Agreement);

                   D. Any services contracted for by the Fund directly from parties other than the Bank;

                   E. Trading operations and brokerage fees, commis-sions and transfer taxes in connection with the purchase and sale of securities for the Fund;

                   F.   Investment advisory services;

                   G. Taxes, insurance premiums and other fees and expenses applicable to its operation;

                   H. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

                   I. Administration of and costs incidental to Direc-tors' meetings, including fees and expenses of Directors;

                   J. The salary and expenses of any officer, director or employee of the Fund;

                   K. Costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto, and shareholder reports;


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                   L.   All applicable registration fees and filing fees
         required under the securities laws of the United States and state regulatory authorities;

                   M. Preparation and filing of the Fund's tax returns, Form N-1A, Annual Report and Semi-Annual Report on Form N-SAR, and all notices, registrations and amendments associated with applicable tax and securities laws of the United States and state regulatory authorities; and

                   N. Fidelity bond and directors' and officers' liability insurance.


         6.   Fees

                   The Bank shall receive from the Fund such compensa-tion for the Bank's services provided pursuant to this Agree-ment as may be agreed to from time to time in a written fee schedule approved by the parties hereto and initially set forth herein in Schedule C attached hereto. In addition, the Bank shall be reimbursed by the the Fund for the out-of-pocket costs incurred in connection with this Agreement.


         7.   Instructions

                   At any time the Bank may apply to any officer or trustee of the Fund for instructions and may consult with legal counsel for the Fund, or its own legal counsel, the outside counsel for the Fund or the auditors for the Fund at the expense of the Fund, with respect to any matter arising in con-nection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund.


         8.   Limitation of Liability and Indemnification

                   a. The Bank shall be responsible for the perfor-mance of only such duties as are set forth herein and shall have no responsibility for the actions or activities of any other party including other service providers. The Bank shall have no liability for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless









         solely caused by or resulting from the gross negligence or willful misconduct of the Bank, its officers or employees. In any event, the Bank's liability shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or rul-ing.

                   b. The Fund shall indemnify and hold the Bank harm-less from all loss, cost, damage and expense, including reason-able expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of act-ing upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Manager or of the Fund, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees in cases of its or their own gross negligence or willful miscon-duct.

                   c. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Bank or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless the Fund shall have specifically authorized the retain-ing of such counsel.

                   d. The indemnification contained herein shall sur-vive the termination of this Agreement.

                   e. This Section 8 shall not apply with respect to services covered by the Custodian Agreement or the Transfer Agency and Registrar Agreement.


         9.   Confidentiality

                   The Bank agrees that, except as otherwise required by law, it will keep confidential the terms of this Agreement, all records and information in its possession relating to the Fund









         or its shareholders or shareholder accounts and will not dis-close the same to any person except at the request or with the written consent of the Fund.


         10.  Compliance with Governmental Rules and Regulations

                   The Fund assumes full responsibility for complying with all applicable requirements of the Investment Company Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Internal Revenue Code of 1986, all as amended, and any laws, rules and regulations issued thereunder.

                   The Bank shall maintain and preserve for the periods prescribed such records relating to the services to be per-formed by the Bank under this Agreement as are required pur-suant to the Investment Company Act. All such records shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. Records shall be surrendered in usable machine-readable form.


         11.  Status of the Bank

                   The services of the Bank to the Fund are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an indepen-dent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.


         12.  Printed Matter

                   Neither party shall publish or circulate any printed matter which contains any reference to the other party without such party's prior written approval. The Fund any circulate such printed matter as refers in accurate terms to the Bank's appointment hereunder provided that the Bank is given a copy of such material prior to its first use.


         13.  Term, Amendment and Termination

                   This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect for a period of one year from









         the date the Fund first accepts money for investment, and shall automatically continue in effect thereafter with respect to the Fund unless terminated by a party at the end of such period or thereafter on sixty (60) days' prior written notice. Upon ter-mination of this Agreement, the Fund shall pay to the Bank such compensation as may be due under the terms hereof as of the date of such termination including reasonable out-of-pocket expenses associated with such termination.


         14.  Notices

                   Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.


         15.  Non-Assignability

                   This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other parties.


         16.  Successors

                   This Agreement shall be binding on and shall inure to the benefit of the Fund and the Bank and their respective suc-cessors.


         17.  Entire Agreement

                   This Agreement (and any Compliance Manual and Fund Profile as may be prepared by the Bank) contains the entire understanding between the parties hereto and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writ-ing. This Agreement cannot be modified or terminated except in accordance with its terms or by a writing signed by all par-ties.


         18.  Governing Law

                   This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.


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                                  SBI FUND, INC.


                                  By:
                                  Name:
                                  Title:


                                  STATE STREET BANK AND TRUST COMPANY


                                  By:
                                  Name:
                                  Title:






































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                                    SCHEDULE A

                                        TO

                             ADMINISTRATION AGREEMENT


                 Fund                                  Authorized Shares

              Pool A

              Pool B















































                                    SCHEDULE B

                                        TO

                             ADMINISTRATION AGREEMENT


         Services Provided by the Bank:

              (a) Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors;

              (b) Oversee the maintenance by State Street Bank and Trust Company of certain books and records of the Fund as required under Rule 31a-1(b)(4) of the Investment Company Act of 1940;

              (c) Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund treasurer;

              (d) Review the appropriateness of and arrange for payment of the Fund's expenses;

              (e) Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other com-munications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and com-munications to shareholders;

              (f) Prepare for review by an officer of and counsel for the Fund the Fund's periodic financial report required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and Form N-1A and such other reports, forms or filings, as may be mutu-ally agreed upon;

              (g) Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's investment adviser, custodian, counsel or auditors;

              (h) Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;









              (i) Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent as the Board may reasonably request or deems appro-priate;

              (j) Oversee and review calculations of fees paid to the Manager, the investment adviser, the custodian, and the transfer agent;

              (k) Consult with the Fund's officers, independent accountants, legal counsel, custodian and transfer and dividend disbursing agent in establishing the accounting policies of the Fund;

              (l) Review implementation of any dividend reinvestment programs authorized by the Board of Directors;

              (m) Respond to or refer to the Fund's officers or trans-fer agent, shareholder inquiries relating to the Fund.


              (n) Provide periodic testing of portfolios to assist the Fund's advisor in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the Investment Company Act and Fund prospectus limitations as may be mutually agreed upon.

                   Certain details of the scope of the Bank services hereunder may be documented in the Compliance Manual and Fund Profile as amended from time to time.


























                                   SCHEDULE B-2


                           REGISTRATION OF Fund SHARES
                       WITH STATE SECURITIES ADMINISTRATORS


         The Bank will prepare required documentation and register Fund shares in accordance with the securities laws of each state or jurisdiction in which Fund shares are offered or sold as deter-mined by the Fund. The registration services shall consist of the following:

                   1. Filing of Fund initial registration statements and amendments thereto (N-1A);

                   2. Amending state registration statements as required;

                   3. Filing on behalf of the Fund, Fund sales reports and advertising literature where applicable;

                   4. Payment at the expense of the Fund of all Fund state registration and filing fees;

                   5. Filing post effective amendments to the prospec-tuses and statements of additional information
                        (SAI);

                   6. Filing of annual reports, supplements and stick-ers, and proxy statements; and

                   7. The performance of additional services which the Bank and the Manager may agree upon in writing.

         Unless otherwise noted in writing by the Bank, registration services by the Bank shall not include determining the avail-ability of institutional exemptions under a state's blue sky law. Any such determination shall be made by the Manager or its legal counsel. In connection with the services described herein, the Manager shall cause the Fund to issue in favor of the Bank a power of attorney to register Fund shares on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.















                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, as of            , 1993 that
         FLORIDA A & M SBI FUND (the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

         1. REGISTRATION OF Fund SHARES. The power to register shares of the Fund in each jurisdiction in which Fund shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Fund applications, including without limitation, applications to register shares, to register agents, consents, includ-ing consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or here-after required or appropriate in the judgement of the Bank in connection with the registration of Fund shares.

         2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Fund in connection with the registration of Fund shares with state securities administrators.


         The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Fund.

         IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

         SBI FUND, INC.


         By:

         Name:

         Title:




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